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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Travelers Companies, Inc.:

        We consent to the incorporation by reference in the registration statements (SEC File No. 33-56987, No. 333-25203, No. 333-50943, No. 333-63114, No. 333-63118, No. 333-65726, No. 333-107698, No. 333-107699, No. 333-114135, No. 333-117726, No. 333-120998, No. 333-128026, No. 333-157091, No. 333-157092, No. 333-164972, No. 333-176002, No. 333-196290, No. 333-212078 and No. 333-218874) on Form S-8 and (SEC File No. 333-212077) on Form S-3 of The Travelers Companies, Inc. and subsidiaries of our reports dated February 15, 2018, with respect to the consolidated balance sheets of The Travelers Companies, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedules as listed in the index to consolidated financial statements and schedules (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of The Travelers Companies, Inc.

/s/ KPMG LLP KPMG LLP

New York, New York
February 15, 2018

291

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm